UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2011
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 5, 2011, Solar Power, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with LDK Solar Co., Ltd., a company incorporated under the laws of Cayman Islands (the “Purchaser”), in connection with the sale and issuance by the Company of Series A Preferred Stock and Common Stock along with the sale and transfer to Purchaser of certain manufacturing equipment of the Company (the “Equipment”) related to its facility in NanYue, Shenzhen, Peoples Republic of China. The Purchase Agreement and the transactions contemplated thereby were unanimously approved by the Company’s Board of Directors.
     The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of 42,835,947 shares of Common Stock for an aggregate purchase price equal to $10,708,987 (the “First Closing”). Such shares, upon issuance, would represent approximately 44.9% of the Company’s outstanding Common Stock. In addition, the Purchase Agreement provides for the subsequent sale and issuance by the Company of an aggregate of 20,000,000 shares of Series A Preferred Stock for an aggregate purchase price of $22,227,669 (the “Second Closing”). The aggregate purchase price for the above transactions equals $32,936,656 (the “Purchase Price”). In the event the working capital of the Company at the First Closing is less than the working capital of the Company at September 30, 2010, the Purchase Price will be decreased by such amount.
     The First Closing and the Second Closing are subject to separate and independent closing conditions. Further, the Second Closing for the purchase of the Series A Preferred Stock has an additional condition that the Purchaser acquire adequate financing. As such, consummation of the First Closing does not guarantee the consummation of the Second Closing. The Company and the Purchaser intend to complete the transactions contemplated by the First Closing by January 10, 2011 or as soon thereafter as practicable although there can be no assurance that the closing conditions for the First Closing will be satisfied at that time or prior to March 31, 2010 (the ”Outside Date”)
     Each share of Series A Preferred Stock to be issued pursuant to the Second Closing shall have a dividend preference equal to $0.04 per annum and shall automatically be converted into approximately 4.56 shares of common stock (subject to adjustments) upon the Company amending its Articles of Incorporation to increase the authorized number of shares of common stock in an amount sufficient to effect the conversion of the Series A Preferred Stock. In connection with and in furtherance of the conversion of the Series A Preferred Stock, the Company agreed to convene a shareholder meeting not later than June 2011 and submit for approval by the shareholders the amendment to the Company’s Articles of Incorporation.
     On the First Closing, the Company will also sell and transfer the Equipment, which is used for the manufacture of solar modules and other solar system products. The consideration for the Equipment will consist of a cash payment by the Purchaser to the Company in the amount equal to $409,042.
     The Purchase Agreement contains a number of customary representations, warranties, covenants and closing conditions for both parties. The representations and warranties contained in the Purchase Agreement (i) are made for the purposes of allocation of risk between the parties and as conditions to closing, (ii) may be subject to exceptions in the disclosure schedules provided in accordance with the Purchase Agreement, and (iii) are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors.
     In addition, the Purchase Agreement contains certain termination rights for both the Company and Purchaser and further provides that, upon termination of the Purchase Agreement under specified circumstances, including certain fiduciary-out rights that may be exercised by the Company, the Company may be required to pay the Purchaser a termination fee of $1,000,000. Both parties have the right to terminate the Purchase Agreement if the First Closing does not occur by the Outside Date.
Change in Control of the Company
     The aggregate number of shares to be sold in the First Closing and the Second Closing constitutes seventy percent (70%) of the issued and outstanding common stock of the Company on an as converted, fully-diluted basis, which will mean that upon the consummation of the transactions and upon the conversion of the Series A Preferred Stock into common stock of the Company, there will be a change in control of the Company.
Lock-Up Agreements
     Concurrently with the execution of the Purchase Agreement and effective as of the First Closing, Stephen C. Kircher, the current Chief Executive Officer and Chairman of the Board of the Company, shall enter into a Lock-up Agreement with the Purchaser and the Company, restricting the transfer of Mr. Kircher’s securities of the Company for a period of one year. Additionally, other Management Shareholders (as defined in the Purchase Agreement) will also enter into Lockup Agreements with the Purchaser and the Company restricting the transfer of such Management Shareholder’s securities of the Company for a period of ninety (90) days.
Resignation of Directors
     Pursuant to the Purchase Agreement, at the First Closing, Xiaofeng Peng and Jack Lai will be appointed as directors of the Company with Xiaofeng Peng designated as the Chairman of the Board of Directors of the Company. At or prior to the Second Closing, Tim Nyman, Ron Cohan and Paul Regan shall resign as directors of the Company, and two directors will be appointed by the Company with consent of Purchaser. Such directors will be appointed not earlier than ten days following the mailing of Schedule 14f-1 to the shareholders of the Company providing notice of the proposed change of a majority of the Company’s directors.
Voting Agreement
     As a condition to Purchaser entering into the Purchase Agreement, on January 5, 2011, Mr. Stephen C. Kircher, the Company’s Chief Executive Officer, entered into a Voting Agreement with the Purchaser whereby Mr. Kircher agreed to vote or cause to be voted 6,000,000 shares of Common Stock, or 11.4% of the Company’s outstanding and issued

Common Stock, that he has the right to so vote in favor of the amendment of the Company’s Articles of Incorporation authorizing the increase in the number of authorized shares of the Company so as to enable the conversion of the Series A Preferred Stock into shares of Common Stock as contemplated by the Purchase Agreement. Upon the occurrence of the First Closing, Mr. Kircher’s 6,000,000 shares would represent approximately 6.3% of the Company’s outstanding and issued Common Stock.
     The foregoing summary of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The Purchaser is an accredited investor as such term is defined in Rule 501 of the Securities Act. The securities will be issued in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The Purchaser represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.
Item 8.01 Other Events.
     On January 6, 2011, Solar Power issued a press release announcing the execution of the Purchase Agreement. The full text of the press release is set forth as Exhibit 99.1 attached to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

10.1	Stock Purchase Agreement dated January 5, 2010

10.2	Form of Lock-up Agreements (included in Stock Purchase Agreement)

10.3	Voting Agreement

99.1	Press Release dated January 6, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: January 6, 2011	/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance and Secretary

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